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Scott's Liquid Gold-Inc.
Employee Stock Ownership Plan
and Trust Agreement

        (Amended and Restated Effective January 1, 2001)

Prepared by
 Holland & Hart LLP
 ATTORNEYS AT LAW
SUITE 3200
555 SEVENTEENTH STREET
DENVER, COLORADO 80202-3979
(303) 295-8000

ASPEN    •    BILLINGS    •    BOISE    •    BOULDER     •    CASPER    •    CHEYENNE    •    COLORADO SPRINGS    •     DENVER
DENVER TECH CENTER    •    JACKSON HOLE    •    SALT LAKE CITY    •    SANTA FE     •    WASHINGTON, D.C.

Scott's Liquid Gold-Inc.
Employee Stock Ownership Plan and Trust Agreement
Table of Contents

INTRODUCTION
	ARTICLE 1. DEFINITIONS
1.1	Account	2
1.2	Accrued Benefit	2
1.3	Beneficiary	2
1.4	Cash-Out Limit	2
1.5	Code	2
1.6	Committee	2
1.7	Compensation	2
1.8	Computation Period	3
1.9	Date of Employment	3
1.10	Date of Reemployment	3
1.11	Death	3
1.12	Disability	3
1.13	Effective Date	3
1.14	Employee	3
1.15	Employer	3
1.16	Employer Contribution	3
1.17	ERISA	3
1.18	Highly Compensated Employee	3
1.19	Hours of Service	4
1.20	Leave of Absence	5
1.21	Normal Retirement Date	5
1.22	One-Year Break in Service	5
1.23	Participant	5
1.24	Participating Employer	5
1.25	Plan	5
1.26	Plan Entry Date	5
1.27	Plan Sponsor	5
1.28	Plan Year	5
1.29	Related Group	6
1.30	Service	6
1.31	Spouse	6
1.32	Stock	6
1.33	Trust	6
1.34	Trust Fund	6
1.35	Trustee	6
1.36	Valuation Date	6
1.37	Vested	6
1.38	Year of Eligibility Service	6
1.39	Year of Vesting Service	6
	ARTICLE 2. EMPLOYEES ENTITLED TO PARTICIPATE
2.1	Eligibility to Enter Plan	7
2.2	Eligibility to Participate	7
2.3	Participation After Reemployment	7
2.4	Change in Employee Status	7

i

2.5	Qualified Military Service	7
2.6	Notification of Eligibility	7
	ARTICLE 3. VESTING
3.1	Service Counting Method	8
3.2	Vested Percentage	8
3.3	Related and Predecessor Employers	8
3.4	Forfeiture of Non-Vested Amounts	8
3.5	Reinstatement of Service Upon Reemployment	8
3.6	Restoration of Forfeited Amounts Upon Reemployment	8
	ARTICLE 4. CONTRIBUTIONS TO THE TRUST FUND
4.1	Employer Contributions	10
4.2	Make-Up Contributions	10
4.3	Participant Contributions	10
	ARTICLE 5. ALLOCATIONS TO ACCOUNTS
5.1	Participant Accounts	11
5.2	Allocation of Contributions and Forfeitures	11
5.3	Application of Forfeitures	11
5.4	Allocation of Stock Dividends, Splits, Rights	11
5.5	Allocation of Other Gains and Losses	11
5.6	Valuation of Stock.	12
5.7	Valuation of Other Gains and Loss	12
5.8	Annual Additions Limit	12
	ARTICLE 6. DISTRIBUTION OF BENEFITS
6.1	Amount of Distribution	14
6.2	Form of Distribution	14
6.3	Timing of Distribution	14
6.4	In-Service Distributions	15
6.5	Diversification Distribution	15
6.6	Minimum Distributions to Participants	15
6.7	Special Rules for Distributions Upon Death of Participant	16
6.8	Qualified Domestic Relations Orders	19
6.9	Rollover of Plan Distributions	19
	ARTICLE 7. EMPLOYER STOCK
7.1	Investment of Accounts	20
7.2	Securities Transactions	20
7.3	Reserve Fund	20
7.4	Registration of Distributed Shares of Employer Stock	20
7.5	Rights, Options, and Restrictions on Stock	20
7.6	Voting and Other Rights	21
	ARTICLE 8. COMMITTEE
8.1	Appointment, Vacancies and Removal	22
8.2	Action of the Committee	22
8.3	Information Provided to Committee	22
8.4	Powers and Duties	22
8.5	Compensation and Expenses	24
8.6	Employment of Agents	24
8.7	Bonding	24
8.8	Reliance on Information Provided	24
8.9	Claims Procedure	24

ii

8.10	Exhaustion of Remedies; Limitation of Actions	25
8.11	Liability and Indemnification	25
8.12	Investment Managers	25
8.13	Abstention on Matters Affecting Individual Member	26
	ARTICLE 9. TRUST AGREEMENT
9.1	Establishment and Acceptance of Trust	27
9.2	Bond	27
9.3	Investment of Trust Funds	27
9.4	Receipt of Contribution	27
9.5	Payments from the Trust Fund	27
9.6	Exclusive Benefit	28
9.7	Trustee Investment Powers	28
9.8	Trustee Powers, Rights and Duties	29
9.9	Investment of the Trust Fund	30
9.10	Records and Accounts	30
9.11	Fees and Expenses	30
9.12	Change of Trustee	30
	ARTICLE 10. TOP-HEAVY PROVISIONS
10.1	Definitions	32
10.2	Determination of Top-Heavy Status	32
10.3	Change in Vesting Schedule	33
10.4	Minimum Contribution	34
10.5	Top-Heavy Annual Additions Limit	34
	ARTICLE 11. AMENDMENT, TERMINATION, AND MERGER
11.1	Right to Amend Plan	35
11.2	Termination: Suspension of Contributions	35
11.3	Termination: Unallocated Funds	35
11.4	Termination: Accounts Held By Trustee	35
11.5	Amendment to Vesting Schedule	36
11.6	Merger: Continuance of Plan	36
11.7	Merger: Termination of Plan	36
	ARTICLE 12. PARTICIPATING EMPLOYERS
12.1	Adoption by Other Employers	37
12.2	Participating Employer Required to Use Same Trust Agreements	37
12.3	Forfeitures	37
12.4	Employee Transfers	37
12.5	Participating Employer's Contribution	37
12.6	Designation of Agent	37
12.7	Committee's Authority	38
12.8	Discontinuance of Participation	38
	ARTICLE 13. GENERAL PROVISIONS
13.1	Employer-Employee Relationship	39
13.2	Exclusive Benefit of Participants	39
13.3	Inalienability	39
13.4	Incapacity of Participant or Beneficiary	39
13.5	Expenses	40
13.6	Severability	40
13.7	Applicable Law	40
13.8	Word Usage	40

iii

Scott's Liquid Gold-Inc.
Employee Stock Ownership Plan and Trust Agreement
(Amended and Restated Effective January 1, 2001)
Introduction

        Scott's Liquid Gold-Inc., a Colorado corporation, originally adopted the Scott's Liquid Gold-Inc. Employee Stock Ownership Plan (the "Plan"), effective October 3, 1978, for the exclusive benefit of its Employees and their beneficiaries. The Plan has been amended from time to time and was restated effective as of January 1, 1985 and again as of January 1, 1989. Effective January 1, 2001, the Employer hereby amends and restates the Plan to make necessary and desirable amendments as provided or permitted by certain recent changes in the law, including changes as a result of the Uruguay Round Agreements Act, implementing Agreements under the General Agreement on Tariffs and Trade ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA '97"), the IRS Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA").

        The Plan is designed to qualify as a stock bonus plan under Code Section 401(a)(23) for the primary purpose of enabling Employee to obtain a proprietary interest in the Employer by the acquisition of Stock. The Plan is not intended to qualify as an "employee stock ownership plan" within the meaning of Code Section 4975(e)(7).

ARTICLE 1.
DEFINITIONS

1.1
Account shall mean the separate account or one or more separate accounts which the Trustee shall maintain for a Participant under the Plan.

1.2
Accrued Benefit shall mean the total amount in the Participant's Account, valued as of the last preceding Valuation Date.

1.3
Beneficiary shall mean a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed such benefit to such Beneficiary.

1.4
Cash-Out Limit shall mean—

(a)
for Plan Years beginning before August 6, 1997, $3,500 calculated as of the time of distribution or any previous time;

(b)
for Plan Years beginning on or after August 6, 1997, $5,000 calculated as of—

(1)
the time of distribution or any other time, for distributions made before March 22, 1999, or

(2)
the time of distribution, for distributions made on or after March 22, 1999; or

(c)
such other maximum amount as may be determined from time to time in accordance with the Code or regulations.

1.5
Code shall mean the Internal Revenue Code of 1986, as amended.

1.6
Committee or Administrative Committee shall mean the committee appointed by the Plan Sponsor to administer this Plan pursuant to Article 9.

1.7
Compensation shall mean the Employee's earned income and wages within the meaning of Code Section 3401(a) and all other payments of remuneration to the Employee by the Employer in the course of the Employer's trade or business, for which the Employer is required to furnish the Employee a Form W-2 or such other similar written statement pursuant to Code Sections 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

  To the extent and for the purposes required to comply with the definition of "compensation" under Code Section 415(c)(3), Compensation shall include Employer contributions which are not includible in the gross income of the Employee under Code Section 125 (salary deferrals under a cafeteria plan), 132(f) (qualified transportation expenses) or 402(a)(8) (salary deferrals under a Code Section 401(k) plan).

  For purposes of allocation of Employer Contributions under Section 5.2, Compensation shall be limited to Compensation earned during the portion of the Plan Year in which the Employee was a Participant.

  Compensation shall not exceed the limitation under Code Section 401(a)(17), as follows:

  (a)
  $200,000 effective for Plan Years beginning after January 1, 2002,

  (b)
  $150,000 effective for Plan Years beginning on or after January 1, 1994 and before January 1, 2002, and

  (c)
  $200,000 effective for Plan Years beginning before January 1, 1994,

  as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the Code Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

1.8
Computation Period shall mean, for purposes of determining eligibility, a 12-consecutive-month period, beginning on an Employee's Date of Employment, or any succeeding 12-consecutive-month period, beginning with the Plan Year which includes the first anniversary of the Employee's Date of Employment. For purposes of determining vesting, Computation Period shall mean the Plan Year.

1.9
Date of Employment shall mean the date on which an Employee first completes an Hour of Service with the Employer within the meaning of Section 1.21(a).

1.10
Date of Reemployment shall mean the date on which an Employee first completes an Hour of Service with the Employer within the meaning of Section 1.21(a) after a One-Year Break in Service.

1.11
Death shall mean the death or disappearance of a Participant resulting in the issuance of a death certificate or declaration of death, as applicable.

1.12
Disability or Disabled shall refer to a disability which permanently renders a Participant unable to perform satisfactorily the usual duties of his or her employment with the Employer, as determined by the Committee in a uniform and nondiscriminatory manner, and which results in his or her termination of employment with the Employer. The Committee may make such determination after consideration of a report by a physician selected by the Committee.

1.13
Effective Date shall mean January 1, 2001. The Plan Sponsor is adopting this Plan in substitution for and as amendment and restatement of an existing plan, the original plan being adopted as of October 3, 1978.

1.14
Employee shall mean any individual who is employed by the Employer but excluding any individual who (i) is classified as an agent, consultant, independent contractor or self-employed individual who has entered into an agency, consulting, independent contractor or other similar agreement with the Employer; or (ii) provides services to the Employer under a contract between the Employer and a temporary help firm, employee leasing company, technical services firm, outsourcing company, professional employer organization or similar entity; regardless of whether such person has or is later determined to have an employer-employee relationship with the Employer and regardless of any classification as a common law employee by the Internal Revenue Service or any other governmental agency or any court of competent jurisdiction.

1.15
Employer shall mean Scott's Liquid Gold-Inc. and its successors. Employer shall also include any Participating Employer, except as otherwise indicated or interpreted by the Committee in its sole discretion.

1.16
Employer Contributions shall mean contributions made to the Trust by the Employer according to Section 4.1 and allocated to Participants' Accounts.

1.17
ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.18
Highly Compensated Employee shall mean, for Plan Years beginning on or after January 1, 1997:

(a)
A highly compensated active Employee, including any Employee who (i) was a 5% owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the current or preceding year, or (ii) for the preceding year, had Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(q)).

  (b)
  A former Employee shall be treated as a Highly Compensated Employee if: (i) such Employee was a Highly Compensated Employee when such Employee separated from service, or (ii) such Employee was a Highly Compensated Employee at any time after attaining age 55.

  (c)
  For Plan Years beginning on or after January 1, 1998, for purposes of this section, Compensation shall mean Compensation within the meaning of Code Section 415(c)(3) without regard to the Code Section 401(a)(17) limitation.

  The determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and the regulations thereunder.

1.19
Hours of Service shall mean hours computed according to the following rules:

(a)
Hours of Service shall include the following:

(1)
Paid Duty. Each Employee shall be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. Such Hours of Service shall be credited to the Employee for the Computation Period during which the duties are performed, irrespective of when payment is made.

(2)
Paid Non-Duty. In addition, each Employee shall be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons other than the performance of duties; provided, however, that Hours of Service shall not be credited by reason of payment of unemployment or worker's compensation or by reason of reimbursement for medical expenses; and provided further that no more than 501 Hours of Service shall be credited under this section with respect to any single continuous period when the Employee performs no services.

(3)
Back Pay. Each Employee shall be credited with one Hour of Service for each hour for which back pay is awarded or agreed to, irrespective of mitigation of damages.

  The Committee shall not credit an Hour of Service under more than one of the above classifications described in subsections (a)(1)-(3).

  (b)
  Absence. No more than 501 Hours of Service will be credited to an Employee for any single continuous period during which duties are not performed by the Employee (whether or not such period occurs in a single Computation Period).

  (c)
  Special Rules. The number of Hours of Service credited to an Employee for a period of time during which no duties are performed, and the Computation Periods to which such Hours of Service are credited, shall be determined in accordance with regulations promulgated by the Department of Labor Regulation Sections 2530.200b-2(b) and (c)), as amended from time to time, which regulations are incorporated in this section by this reference. To the extent required by law, the Committee shall credit Hours of Service the Employee completes for members of the Related Group and shall credit Hours of Service the Employee completed as a leased employee within the meaning of Code Section 414(n).

  (d)
  Equivalency. The number of Hours of Service to be credited to an Employee will be calculated on the basis of actual hours for which the Employee is paid or entitled to payment. If such actual hours cannot be determined, the number of Hours of Service will be calculated using 45 Hours of Service for each week during which the Employee would be required to be credited with at least one Hour of Service under Department of Labor Regulation Section 2530.200b-2. Different methods of crediting Hours of Service (actual hours or one or more equivalencies) may be specified for different classifications of Employees, as long as the classifications are reasonable and consistently applied.

  (e)
  Authorized Leave. Each hour for which an Employee is not directly or indirectly compensated, or entitled to be compensated, by the Company due to (i) military duty, provided the Employee returns to active employment following his discharge from such service within the period that his employment rights are protected by Code Section 414(u), (ii) family or medical necessity for which service credit is required under the Family Medical Leave Act, or (iii) any authorized Leave of Absence.

1.20
Leave of Absence shall mean any absence of not over 12 months approved by the Employer in accordance with reasonable nondiscriminatory standards and policies consistently applied by the Employer, including any absence from work for service in the U.S. armed forces (other than career military service). Any Leave of Absence must be given in advance and may be canceled at any time in the discretion of the Employer.

1.21
Normal Retirement Date shall mean the later of (a) the date on which the Participant attains age 65, or (b) the fifth anniversary of the last day of the first Plan Year in which the Participant entered the Plan.

1.22
One-Year Break in Service shall mean a Plan Year in which an Employee has not completed more than 500 Hours of Service and during which the Employee was not on a Leave of Absence. Solely for purposes of determining whether, for vesting purposes, a One-Year Break in Service has occurred, an Employee who is absent from work for a Maternity or Paternity Leave shall receive credit for the Hours of Service that would otherwise have been credited to such Employee but for such absence, or if such hours cannot be determined, eight Hours of Service per day for such absence.

  Solely for purposes of determining whether, for vesting purposes, a One-Year Break in Service has occurred, if an Employee who is absent from work because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) the need to care for such child for a period beginning immediately following such birth or placement; the Employee shall receive credit for the Hours of Service that would otherwise have been credited to such Employee but for such absence, or if such hours cannot be determined, eight Hours of Service per day for such absence. Hours of Service credited under this paragraph will be credited in the computation period in which such absence commences or, if not necessary to prevent a One-Year Break in Service in such period, in the immediately following computation period. Hours of Service credited to the Employee under this subsection shall only be credited upon receipt by the Committee of such timely information as may be reasonably required to establish the existence and duration of such absence.

1.23
Participant shall mean any Employee who has entered the Plan in accordance with the provisions of Article 2. An Employee who becomes a Participant shall remain a Participant under the Plan until the Trustee has fully distributed the Participant's Accrued Benefit.

1.24
Participating Employer shall mean any member of the Related Group which has adopted this Plan.

1.25
Plan shall mean the Scott's Liquid Gold-Inc. Employee Stock Ownership Plan and Trust Agreement. For purposes of Code Section 401(a)(23), this Plan shall constitute and be governed by the applicable rules relating to stock bonus plans.

1.26
Plan Entry Date shall mean January 1 and July 1 of each Plan Year.

1.27
Plan Sponsor shall mean Scott's Liquid Gold-Inc. and its successors.

1.28
Plan Year shall mean the calendar year. The Plan Year shall be the limitation year.

1.29
Related Group shall mean a controlled group of corporations, trades or businesses (whether or not incorporated) which are under common control, an affiliated service group, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the Treasury regulations thereunder. If the Employer is a member of a Related Group, the Plan shall treat all Employees of the members of such Related Group as if employed by a single employer. Solely for purposes of applying the Code Section 415 limitations of Article 5, the Plan Administrator shall determine any Related Group by modifying Code Sections 414(b) and (c) in accordance with Code Section 415(h). For purposes of Article 5, the Related Group will be determined by substituting the phrase "more than 50%" for the phrase "at least 80%" each place it appears in the above-referenced Code Sections.

1.30
Service shall mean any period of time the Employee is in the employ of the Employer, including any period the Employee is on Leave of Absence authorized by the Employer under uniform and nondiscriminatory standards and policies consistently applied by the Employer.

1.31
Spouse shall mean the legal spouse of the Participant, provided that a former spouse will be treated as the Spouse and a current spouse will not be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

1.32
Stock shall mean the common stock of Scott's Liquid Gold-Inc.

1.33
Trust shall mean the trust created by the Plan Sponsor under this Scott's Liquid Gold-Inc. Employee Stock Ownership Plan and Trust Agreement.

1.34
Trust Fund shall mean the funds and property of every kind held or acquired by the Trustee(s) under this Scott's Liquid Gold-Inc. Employee Stock Ownership Plan and Trust Agreement.

1.35
Trustee shall mean the person or persons who execute this Agreement as the Trustee, or any person who accepts the position of Trustee in writing. The Trustee shall maintain the Plan of the Plan Sponsor as a separate Plan and as a separate Trust, independent from the plan and trust of any other corporation, partnership, or self-employed individual.

1.36
Valuation Date shall mean December 31 of each Plan Year and each additional date on which the Trustee values the Trust Fund.

1.37
Vested shall mean nonforfeitable, such that a claim obtained by a Participant or Beneficiary to that part of an immediate or deferred benefit hereunder arises from the Participant's Service, that is unconditional and that is legally enforceable against the Plan.

1.38
Year of Eligibility Service shall mean, for purposes of Service credited for eligibility to participate, any Computation Period during which the Employee completes 1,000 Hours of Service.

1.39
Year of Vesting Service shall mean, for purposes of Service credited for vesting, any Computation Period during which the Employee completes 1,000 Hours of Service.

* * * * * * End of Article 1 * * * * * *

ARTICLE 2.
EMPLOYEES ENTITLED TO PARTICIPATE

2.1
Eligibility to Enter Plan.
(a)
Each Employee who was a Participant immediately prior to the Effective Date shall continue to be a Participant in the Plan as of the Effective Date.
(b)
Each Employee shall become a Participant as of the Plan Entry Date following the later of—
(1)
the date on which the Employee completes one Year of Eligibility Service, or
(2)
the date the Employee attains age 21,

    unless the Employee has separated from Service and not returned to Service prior to such Plan Entry Date.

  The Plan shall count all of an Employee's Years of Eligibility Service with the Employer and the Related Group. An Employee who is eligible to participate will be treated as a Participant for all purposes under the Plan.

2.2
Eligibility to Participate. A Participant shall share in the allocation of Employer contributions and forfeitures if he or she has completed 1,000 Hours of Service during such Plan Year and is an Employee of the Employer on the last day of the Plan Year; provided, however, that a Participant shall share in Employer contributions and forfeitures for the Plan Year in which the Participant separates from Service due to attainment of Normal Retirement Date, Death or Disability if he or she completed 1,000 Hours of Service during such Plan Year, regardless of whether he or she is an Employee of the Employer on the last day of the Plan Year.
2.3
Participation after Reemployment. A Participant who separates from Service with the Employer shall again become a Participant on his or her Date of Reemployment. An Employee who satisfies the eligibility requirements of Section 2.1, but who separates from Service with the Employer prior to becoming a Participant, shall become a Participant as of the later of the Plan Entry Date on which the Employee would have entered the Plan had he or she not separated from Service with the Employer or his or her Date of Reemployment. An Employee who separates from Service with the Employer prior to satisfying the eligibility requirements of Section 2.1, shall become a Participant in accordance with Section 2.1.
2.4
Change in Employee Status. If a Participant does not separate from Service, but is not an Employee or ceases to be an Employee by reason of employment within an ineligible employment classification, then during the period such Participant is not an Employee, the Committee shall not allocate any Employer Contributions or forfeitures to the Participant's Account except to the extent the Participant rendered services for the Employer as an Employee. A Participant who is no longer an Employee will participate immediately upon again becoming an Employee. An Employee who satisfied the eligibility requirements of Section 2.1, but who ceased to be an Employee prior to becoming a Participant, shall become a Participant as of the Plan Entry Date on which the Employee would have entered the Plan had he or she not ceased to be an Employee.
2.5
Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
2.6
Notification of Eligibility. The Committee shall notify each Employee when he or she becomes a Participant. Participation shall give an Employee only such rights as are set forth in the Plan, as amended from time to time, and shall in no way prejudice the Employer's right to discharge any Employee.

* * * * * * End of Article 2 * * * * * *

ARTICLE 3.
SERVICE AND VESTING

3.1
Service Crediting Method. All eligible Employees shall be credited with Service pursuant to the Hours of Service method.

3.2
Vested Percentage. A Participant shall become Vested as follows:

(a)
A Participant's Vested percentage in his or her Account will be 100% upon completion of five Years of Vesting Service.

(b)
Notwithstanding the foregoing, a Participant's Vested percentage in his or her Account will be 100% upon the earliest to occur of the following events:

(1)
reaching the Participant's Normal Retirement Date;

(2)
separation from Service for Disability;

(3)
the Death of the Participant prior to separation from Service;

(4)
termination of the Plan or partial termination of the Plan affecting the Participant; or

(5)
complete discontinuance by the Employer of contributions to the Trust.

3.3
Related and Predecessor Employers. For purposes of determining whether an Employee has completed a Year of Eligibility Service or a Year of Vesting Service, incurred a One-Year Break in Service, separated from Service, or met the participation requirements, Service with the Plan Sponsor shall be deemed to include service with the Related Group only with respect to the Employee's Service during the time that the other trades or businesses are or were actually under common control with the Plan Sponsor within the meaning of Code Section 414.

3.4
Forfeiture of Non-Vested Amounts. If a Participant (i) separates from Service before becoming fully Vested for reasons other than Death, Disability, or reaching Normal Retirement Date, and (ii) incurs five consecutive One-Year Breaks in Service, the amount of the Participant's Accrued Benefit that is not Vested shall be forfeited as of the last day of the Plan Year in which the Participant separates from Service and applied in accordance with Section 5.3.

3.5
Reinstatement of Service upon Reemployment. A Participant's Vested Accrued Benefit after a Break in Service shall be determined on the basis of all of his Years of Vesting Service; provided, however, if a Participant who ceases to be an employee of the Employer later becomes an employee after five consecutive One-Year Breaks in Service, all Years of Vesting Service after such One-Year Breaks in Service shall be disregarded for purposes of determining the Vested Accrued Benefit that accrued before such One-Year Breaks in Service.

3.6
Restoration of Forfeited Amounts upon Reemployment.

(a)
If Previously Unvested. If a Participant who has received a deemed distribution of zero shares of Stock on account of separation from service with the Employer before becoming Vested again becomes an eligible Employee prior to a period of five consecutive One-Year Breaks in Service, the forfeited number of shares of Stock amounts shall be restored, without interest, to his Account.

(b)
If Previously Vested. If a Participant who has received a lump sum distribution on account of separation from service with the Employer again becomes an eligible Employee prior to a period of five consecutive One-Year Breaks in Service, the Participant shall be given the opportunity (to be exercised within five years after the date of reemployment) to recontribute the full amount of the prior distribution from the Plan (in shares of Stock or in cash equal to the fair market value of the shares and cash previously distributed). If such individual fails to contribute the full amount of the lump sum distribution, any previously forfeited amounts which would otherwise be restored to his or her Account pursuant to this section shall not be restored.

* * * * * * End of Article 3 * * * * * *

ARTICLE 4.
CONTRIBUTIONS TO THE TRUST FUND

4.1
Employer Contributions.

(a)
Form and Amount of Contribution. The Employer shall be entitled to contribute to the Trust a sum in cash or in Stock, in such amount as determined in its sole discretion.

(b)
Deduction Limit. In no event shall the amount of the Employer's contributions exceed the maximum deductible contribution pursuant to Code Section 404 for the Plan Year for which the contribution is being made. The Employer may deduct an amount up to 15% of all Participants' Compensation for such Plan Year. Effective for Plan Years beginning January 1, 2002 and thereafter until amended, Code Section 404(a)(3) provides that the Employer may deduct an amount up to 25% of Participants' Compensation.

(c)
Timing. Contributions shall be paid by the Employer to the Trust not later than the due date of the Employer's federal income tax return for the year, or within such other maximum period as may be designated from time to time by the Code as the period within which such contributions may be deducted from income tax for the year.

4.2
Make-Up Contributions. The Employer may make special make-up contributions to the Plan, if necessary, if there are insufficient forfeitures under the Plan to restore Participants' Accounts according to Section 3.6, if Participants' Accounts must be reinstated according to such section, or if a mistake or omission in the allocation of contributions is discovered and cannot be corrected by revising prior allocations.

4.3
Participant Contributions. Participants shall not be required, nor shall they be permitted, to make any contributions to the Trust, nor shall the Trust accept any rollover contributions from any Participant.

* * * * * End of Article 4 * * * * * *

ARTICLE 5.
ALLOCATIONS TO ACCOUNTS

5.1
Participant Accounts. On the date an Employee first commences participation in the Plan, the Committee shall open a separate bookkeeping account for the Participant. The Account for each Participant shall indicate the dollar value of, and shares allocated to, his or her current Account in the Trust Fund as of the last previous Valuation Date. The Committee shall provide to each Participant at least annually a written statement setting forth the current value of the Participant's Account. Stock will be allocated to Participants' Accounts in shares and fractions of shares at least to the nearest thousandth of a share.

5.2
Allocation of Contributions and Forfeitures. The Committee, as of the last day of each Plan Year, shall allocate each Employer Contribution to the Account of each Participant of the Employer in the same proportion that each such Participant's Compensation for the Plan Year bears to the Compensation of all Participants of the Employer for the Plan Year. A Participant's Compensation shall include Compensation from all Participating Employers, irrespective of which Employers are contributing to the Plan.

5.3
Application of Forfeitures. Forfeitures arising during a Plan Year that are not used to restore a Participant's Account as of the last day of such Plan Year shall be used, upon the election of the Employer, for any of the following purposes: (i) to reduce Employer Contributions on behalf of Participants, for the Plan Year(s) including and following the Plan Year in which occurs the event causing the forfeiture, (ii) to pay the reasonable expenses of administering the Plan, and (iii) to be allocated to Participants as of the last day of the Plan Year as Employer Contributions pursuant to Section 5.2. Forfeitures under this Plan shall be available as provided under this subsection without regard to which Employer contributed such assets.

5.4
Allocation of Stock Dividends, Splits, Rights.

(a)
Stock Dividends and Splits. If the Trust receives Stock as a result of a Stock split or Stock dividend on Stock held in a Participants' Accounts, such Stock shall be allocated, as of the Valuation Date coincident with or following the date of such split or dividend, to Participants' Accounts to each Participant who has an Account holding Stock on such date. The amount of Stock received will be allocated to Participants' Accounts in the same ratio as the number of shares held in each Participant's Account bears to the total number of shares held in the Accounts of all Participants.

(b)
Non-Stock Dividends. As provided by Code Section 404(k)(2), cash or property (other than Stock) received by the Trust as a result of a Stock dividend on Stock held in a Participant's Account: (i) with respect to dividends on Stock held in a Participant's Account, may be used to purchase Stock to be allocated to such Participant's Account; (ii) may be paid in cash to the Participants and Beneficiaries; or (iii) may be paid in cash to the Plan and distributed by the Plan to the Participants and Beneficiaries no later than 90 days after the end of the Plan Year in which paid. If the dividends are paid to Participants and Beneficiaries, such payments may be taxable distributions, as provided in the Code and applicable regulations. (See Code Sections 404(k), 72(t), 3405(e) and 411(a)(11)(C).)

5.5
Allocation of Other Gains and Losses. Promptly after each Valuation Date, the Trustee shall cause a valuation to be made of the Trust Fund as of such date (except that in the case of investment in common trust fund units which are not normally valued as of such date, the valuation may be made as of the immediately preceding date of valuation for such units). Such valuation shall represent the fair market value of the Trust Fund and shall give effect to income, expenses, gains, and losses of the Trust Fund since the last preceding Valuation Date. The Trustee shall compare such valuation with the valuation as of the last preceding Valuation Date and shall report the net increase or decrease in the value of the Trust Fund to the Committee. The Committee shall cause such increase or decrease to be allocated among the Accounts of the Trust Fund as of such Valuation Date proportionately to the respective account balances as of the last preceding Valuation Date, reduced by any forfeitures or any amounts withdrawn or distributed since the last Valuation Date. For purposes of this section, "Trust Fund" shall not include Stock and "Accounts of the Trust Fund" shall not include the portion of the Participants' Accounts invested in Stock.

5.6
Valuation of Stock. All assets of the Trust Fund shall be valued at fair market value, which in no event shall be less than the market price for such Stock as established by the average current bid and asked closing prices quoted on the OTC Bulletin Board, or in the alternative, the closing sales price for such Stock as quoted on the OTC Bulletin Board or such other established public market, or absent a quotation on such system or any national or regional stock exchange, then as determined by an independent appraisal by a person who customarily makes such appraisals.

5.7
Valuation of Other Gains and Loss. Promptly after each Valuation Date, the Trustee shall cause a valuation to be made of the Trust Fund as of such date (except that in the case of investment in common trust fund units which are not normally valued as of such date, the valuation may be made as of the immediately preceding date of valuation for such units). Such valuation shall represent the fair market value of the Trust Fund and shall give effect to the income, expenses, gains, and losses of the Trust Fund since the last preceding Valuation Date. The Committee shall cause any net increase or decrease in the value of the Trust Fund since the last preceding Valuation Date to be allocated among the Accounts of the Trust Fund as of such Valuation Date proportionately to the respective account balances as of the last preceding Valuation Date, reduced by any forfeitures or any amounts withdrawn or distributed since the last Valuation Date. For purposes of this section, "Trust Fund" shall not include Stock and "Accounts of the Trust Fund" shall not include the portion of Participants' Accounts invested in Stock.

5.8
Annual Additions Limit.

(a)
Annual Additions Limit. Notwithstanding any other provision of this Plan, in no event shall the sum of the Annual Additions to any Participant's Account exceed the lesser of—

(1)
for Plan Years beginning on or after January 1, 1995—

(A)
$30,000 as such limit is adjusted from time to time under Code Section 415(c), or such other maximum amount permitted pursuant to Code Section 415(c) (or if greater, 25% of the dollar limitation in effect under Code Section 415(b)(1)(A)); or

(B)
25% of the Participant's Compensation during any Plan Year; or

(2)
for Plan Years beginning on or after January 1, 2002—

(A)
$40,000 as such limit is adjusted from time to time under Code Section 415(c), or such other maximum amount permitted pursuant to Code Section 415(c), or

(B)
100% of the Participant's Compensation during any Plan Year.

  Annual Additions shall mean the sum, as allocated on behalf of a Participant for a Limitation Year, of (1) all Employer contributions, (2) all forfeitures, and (3) all Employee contributions under any qualified plan.

  (b)
  Return of Excess. If an allocation or accrual would otherwise exceed the Annual Additions limit for any limitation year due to an erroneous estimation of Compensation, forfeitures, a reasonable error in determining the amount allowable as an elective deferral, within the meaning of Code Section 402(g)(3), or such other reasons as permitted by Treasury regulations, such excess contributions or elective deferral contributions, and any earnings thereon, made to any other qualified retirement plan maintained by any member of the

    Related Group, to the extent that the return thereof would reduce such excess amount, shall be returned to the Participant starting with the most recent allocations of such contributions pursuant to the provisions of such plan.

  (c)
  Limitation in Case of Defined Benefit Plan. Effective for Plan Years prior to January 1, 2000, if the Participant presently participates, or has ever participated under a defined benefit plan maintained by the Employer, then the sum of the defined benefit fraction and the defined contribution fraction for the Participant for that limitation year may not exceed 1.0, pursuant to Code Section 415(e). To the extent necessary to satisfy the 1.0 limitation and Code Section 415(e), the Employer shall reduce the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

  The Committee shall comply with the requirements of Code Section 415 and the regulations thereunder, which are incorporated herein by this reference.

* * * * * * End of Article 5 * * * * * *

ARTICLE 6.
DISTRIBUTION OF BENEFITS

6.1
Amount of Distribution. The amount of a Participant's distribution shall be based on the value of his or her Account as of the Valuation Date immediately preceding the date of the distribution.

6.2
Form of Distribution. Any distribution of a Participant's Vested Accrued Benefit shall be in Stock, with fractional shares paid in cash. If the amount to which a Participant is entitled under this article exceeds the Cash-Out Limit, distribution shall be in one of the following alternative forms of distribution selected by the Committee:

(a)
Lump Sum Payment. A single lump sum payment.

(b)
Installments. Substantially equal periodic payments, as least annually, over a period not longer than the greater of the following:

(1)
5 years, or

(2)
in the case of a Participant's Account that has a value as of the Valuation Date immediately preceding or coinciding with his Benefit Starting Date in excess of $500,000—

(A)
5 years, plus

(B)
one additional year for each additional $100,000, but not more than 5 additional years.

      The $100,000 and $500,000 amounts shall be adjusted to reflect cost of living increases under Code Section 409(o)(2). For the Plan Year beginning January 1, 2001, such amounts are adjusted to $155,000 and $780,000, respectively.

6.3
Timing of Distribution.

(a)
Distribution Date. The total amount that a Participant is entitled to receive under this article shall be distributed as follows:

(1)
If the amount does not exceed the Cash-Out Limit, the Committee shall direct the Trustee to distribute the vested value to such Participant without the consent of the Participant as soon as administratively feasible after the Participant's separation from service with the Employer.

(2)
If the amount exceeds the Cash-Out Limit, the Participant may elect to have the vested value paid to him as soon as administratively feasible following the date elected by the Participant. Unless the Participant elects otherwise, the distribution of his Vested Accrued Benefit shall commence no later than the following:

(A)
one year after the close of the Plan Year in which the Participant separates from service by reason of attainment of Normal Retirement Age, Disability or Death;

(B)
one year after the close of the Plan Year in which occurs the 5thanniversary following the close of the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Employer before such date; or

(C)
the 60th day after the close of the Plan Year in which the Participant attains Normal Retirement Age, reaches the 10th anniversary of the year in which he or she began participation in the Plan or terminates service with the Employer, whichever is later.

      In no event shall payment of the vested value of a Participant's Accrued Benefit be distributed later than his Required Distribution Date.

  (b)
  Benefit Notice. Not earlier than 90 days before the Participant's Benefit Starting Date, the Committee shall provide a benefit notice to a Participant who is eligible to make an election or required to consent under this article. The benefit notice shall explain the optional methods of distribution from the Plan, including the material features and relative values of those methods, the Participant's right to defer distribution until the Participant attains his or her Required Beginning Date and the Participant's right to consider whether to elect a distribution for a period of at least 30 days. Such distribution may commence fewer than 30 days after the benefit notice is given, provided that the Participant, after receiving the notice, affirmatively elects a distribution.

6.4
In-Service Distributions. Prior to separation from Service with the Employer, a Participant who has reached his or her Normal Retirement Date may receive, not more than once per Plan Year, a distribution of all or any portion of the Participant's Vested Accrued Benefit; provided, however, that such distribution is valued at no less than $100 at the time of the request (determined as of the applicable Valuation Date). The Participant may elect a lump sum or partial distribution in Stock, commencing as soon as administratively feasible following the Committee's receipt of the Participant's request for a distribution under this section.

6.5
Diversification Distribution.

(a)
In General. Each Qualified Participant may elect within 90 days after the close of each Plan Year during the Qualified Election Period to receive a distribution of up to 25% of the total number of shares of Stock acquired by or contributed to the Plan that have ever been allocated to such Qualified Participant's Account (reduced by the number of shares of Stock previously diversified pursuant to a prior election) after December 31, 1986 and prior to July 1, 1994. In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50%" for "25%." Any Stock so distributed shall be subject to the put option.

(b)
De Minimis Exception. Notwithstanding the above, if the fair market value (determined as the Plan Valuation Date immediately preceding the first day on which a Qualified Participant is eligible to make an election) of Stock acquired by or contributed to the Plan and allocated to a Qualified Participant's Account is $500 or less, then such Stock shall not be subject to this section.

(c)
Restriction to Stock Acquired After 1986. This section shall apply only to Stock acquired by the Plan on or after December 31, 1986 and prior to July 1, 1994.

(d)
Definitions. For purposes of this section, the specified terms shall have the following meanings:

(1)
Qualified Participant shall mean a Participant who has attained age 55 and who has at least 10 years of participation in the Plan.

(2)
Qualified Election Period shall mean the period consisting of the six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

6.6
Minimum Distributions to Participants. The Employer shall direct the Trustee to commence distributions not later than the Participant's Required Beginning Date.

(a)
Required Beginning Date.

(1)
If the Participant attained age 70 1/2 on or after January 1, 2001, Required Beginning Date shall mean—

(A)
if the Participant is not a 5% owner (as defined in Code Section 416) of the Employer, the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant separates from Service;

      (B)
      if the Participant is a 5% owner, the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

    (2)
    If the Participant attained age 70 1/2 on or after January 1, 1994 and prior to January 1, 2001, Required Beginning Date shall mean the April 1 following the close of the calendar year in which the Participant attains age 70 1/2; provided, however, that a Participant who attains age 70 1/2 on or after January 1, 2000 and prior to January 1, 2001, and who is a not a 5% owner, may elect whether such Participant's Required Beginning Date shall be the April 1 of the calendar year following the calendar year in which (a) the Participant attains age 70 1/2; or (b) the Participant retires.

    (3)
    If the Participant, prior to separating from Service, attained age 70 1/2 before January 1, 1988, and, for the five Plan Year period ending in the calendar year in which the Participant attained age 70 1/2 and for all subsequent years, the Participant did not own more than 5% of the Employer, Required Beginning Date shall mean the April 1 following the close of the calendar year in which the Participant separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant owns more than 5% of the Employer. Furthermore, if a Participant who did not own more than 5% of the Employer attained age 70 1/2 during 1988 and did not separate from Service prior to January 1, 1989, the Participant's Required Beginning Date shall be April 1, 1990.

  (b)
  Timing of Distribution. The first minimum distribution is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year.

  (c)
  Calculation of Distribution. With respect to distributions under the Plan made on or after January 1, 2002 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to January 1, 2002 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to January 1, 2002 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

6.7
Special Rules for Distributions Upon Death of Participant. Upon the occurrence of an event that entitles a Participant's Beneficiary to a distribution, the Employer shall determine the manner and time of payment of benefits by application of the rules set forth in this section.

  (a)
  Beneficiary Designation. Each Participant shall have the right to designate a Beneficiary (or Beneficiaries) on the forms prescribed for such designation by the Employer and in accordance with the following rules:

  (1)
  Spouse as Beneficiary; Consent. In all cases, the Participant's Beneficiary shall be the Participant's Spouse, unless (i) the Beneficiary is otherwise determined pursuant to subsection (a)(4), or (ii) the Participant elects to name a different Beneficiary (or Beneficiaries) and the election is consented to by the Participant's Spouse. The Spouse's consent must be in writing, must acknowledge the effect of the election, must be witnessed by a Plan representative or a notary public, and must meet one of the following three requirements:

  (A)
  the consent must name a specific Beneficiary that cannot be changed without the additional consent of the Spouse in a form meeting the requirements of this section;

  (B)
  the consent must specifically provide that the Participant may change the designation of a Beneficiary without any further consent by the Spouse, and the Spouse must acknowledge in the consent that she or he is giving up the right to limit her or his consent to a specific Beneficiary; or

  (C)
  the consent must specifically provide that the Participant may change the designation of a Beneficiary, with such change being limited to a change among certain beneficiaries, without any further consent by the Spouse, and the Spouse must acknowledge in the consent that she or he is giving up the right to limit her or his consent to a specific Beneficiary.

  (2)
  Exceptions. A Spouse's consent shall not be required if it is established to the satisfaction of the Employer that the required consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances that may be prescribed in Treasury Regulations. A valid election made by the Participant may be revoked by the Participant in writing without the consent of the Spouse at any time. Any new election must comply with the requirements of this section. A consent by a former Spouse shall not be applicable to a new Spouse.

  (3)
  Presumed Designation of Beneficiary. If there is no designated Beneficiary living at the time of a Participant's Death, the Employer shall designate the Spouse as the Beneficiary. If there is no Spouse, or if the Spouse consents in accordance with the requirements of subsection (a)(1), the Employer shall designate as the Beneficiary, in order of priority, (i) the Participant's children, by representation, and if a child is deceased then to such child's living children, by representation; (ii) the Participant's surviving parents, in equal shares; (iii) the Participant's surviving brothers and sisters, in equal shares, and (iv) the Participant's estate or a trustee of a trust named as the beneficiary of the residue of the Participant's estate as Beneficiary. Persons who are legally adopted shall be treated for all purposes as the children of their adoptive parents. The Employer's determination of the persons who qualify as beneficiaries under this Plan shall be binding on all interested parties.

  (4)
  Effect of Dissolution of Marriage. Dissolution of marriage shall terminate the Participant's Beneficiary designation, or presumed designation, of the Participant's former Spouse as the Participant's Beneficiary.

  (A)
  If, prior to payment of benefits upon the Participant's Death, documentation of the Participant's dissolution of marriage, as issued by a court of competent jurisdiction, is received and accepted by the Employer, the Employer shall deem the Participant's former Spouse to have predeceased the Participant, and no heirs or other beneficiaries of the Participant's former Spouse shall receive benefits as a Beneficiary, unless such heirs are specifically designated in the Participant's Beneficiary designation under the Plan.

      (B)
      Subsection (a)(4)(A) shall not apply if, prior to distribution of the Participant's Accrued Benefit, either of the following occurs:

      The Participant delivers to the Employer a properly completed Beneficiary designation dated after the date of the dissolution of marriage that designates the Participant's former Spouse as a Beneficiary.

      The Plan receives a qualified domestic relations order, as defined in Section 6.8, directing that the Participant's former Spouse shall be treated as the Participant's Beneficiary.

    Any such payment shall be a distribution for the account of such Participant and his or her Beneficiary(ies) and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the Participant's estate or any Beneficiary. In the event of a dispute with respect to the determination of beneficiaries as a result of the operation of this subsection (a)(4), the Employer may solicit a court of competent jurisdiction for a determination of a rightful Beneficiary. If such request is made to a court, the Trustee shall retain within the Plan or transfer to the court any Accrued Benefit in dispute until the rendering of a final determination by the court. The decision of the Employer shall be final and binding on all interested parties, and the Employer shall be under no duty to investigate further the intent of the Participant with respect to the designation of any Beneficiary.

    (5)
    Disclaimer by Beneficiary. A Beneficiary entitled to a distribution of all or any portion of the Participant's Accrued Benefit may disclaim his or her interest upon delivery to the Employer of an executed disclaimer of the benefit, and the Beneficiary (i) is a natural person, (ii) has not yet received a distribution of all or any portion of the Participant's Accrued Benefit at the time the disclaimer is executed and delivered, and (iii) must have attained at least age 21 years as of the date of the Participant's Death. A disclaimer shall be irrevocable when delivered to the Employer and shall not be effective to disclaim any interest in an Accrued Benefit that has been distributed prior to the date the disclaimer is received by the Employer. The Employer shall be the sole judge of the content, interpretation and validity of a purported disclaimer. The effect of a valid disclaimer shall be that the Employer shall deem the Beneficiary to have predeceased the Participant with respect to the interest disclaimed, and no heirs or other beneficiaries of the Beneficiary shall receive benefits as a beneficiary, unless such heirs are specifically designated in the Participant's Beneficiary designation under the Plan.

  (b)
  Maximum Time for Distribution of Benefit. Notwithstanding any provision to the contrary, as required by Code Section 401(a)(9), distribution of the Participant's Vested Accrued Benefit must be completed no later than a period not longer than the life of the Participant or the lives of the Participant and the Participant's designated Beneficiary (or, if longer, the life expectancy of the Participant or the life expectancy of the Participant and the Participant's designated Beneficiary).

  (c)
  Distributions Beginning Before Death. As required by Code Section 401(a)(9), if the distribution of the Participant's Vested Accrued Benefit has already begun at the time of the Participant's Death, the remaining portion of the Participant's Vested Accrued Benefit shall be distributed to the Participant's designated Beneficiary according to the distribution method selected by the Participant.

  (d)
  Distributions Beginning After Death. As required by Code Section 401(a)(9), if no distribution of the Participant's Vested Accrued Benefit has begun at the time of the Participant's Death,

    the entire amount of the Participant's Vested Accrued Benefit shall be distributed to the Participant's designated Beneficiary in the form of a lump sum distribution, provided that distribution to the Beneficiary shall be completed within five years after the date of the Participant's Death. If the designated Beneficiary is the Participant's Spouse, distribution may begin as late as the Participant's Required Beginning Date determined under Section 6.10. If the Spouse dies before such distribution begins, the provisions of this paragraph (c) section shall be applied as if the Spouse were the Participant.

6.8
Qualified Domestic Relations Orders. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as those terms are defined in Code Section 414(p). Notwithstanding any other provision in this Article, the distribution of all or the portion of a Participant's Vested Accrued Benefit that is assigned to an alternate payee under a qualified domestic relations order shall commence as soon as reasonably practicable after the later of the following dates: (i) the date on which the Employer determines that the domestic relations order pertaining to the alternate payee is a qualified domestic relations order, or (ii) the date specified in the qualified domestic relations order; provided, however, that if the present value of the amount of the Participant's Vested Accrued Benefit to be distributed to the alternate payee exceeds the Cash-Out Limit, the Employer shall not, without the prior written consent of the alternate payee, commence the distribution of the amount to be distributed to the alternate payee prior to the Participant's "earliest retirement age" as that term is defined in Code Section 414(p)(4). Distributions made pursuant to this section shall completely discharge the Plan of its obligations with respect to the Participant and each alternate payee to the extent of any such distributions.

6.9
Rollover of Plan Distributions. In accordance with Regulations promulgated under Code Section 401(a)(31), each eligible Participant, spousal Beneficiary and spousal alternate payee, as defined in Code Section 414(p), shall be entitled to direct the Administrator to have any portion of an "eligible rollover distribution" described in Code Section 402(c)(4) paid directly to an "eligible retirement plan" described in Code Section 402(c)(8) that is specified by the distributee and that provides for the acceptance of such distribution. Anything herein to the contrary notwithstanding, an eligible rollover distribution under this Plan shall not include any distribution to the extent such distribution is required under Code Section 401(a)(9) or the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). To the extent that the recipient does not elect to have an eligible rollover distribution from this Plan paid to an eligible retirement plan, or to the extent that such distribution is not an eligible rollover distribution, such distribution shall be subject to the applicable tax withholding requirements of Code Section 3405 in accordance with applicable Regulations.

* * * * * End of Article 6 * * * * * *

ARTICLE 7.
EMPLOYER STOCK

7.1
Investment of Accounts. Each Participant's Account is invested primarily (or exclusively) in Stock in the Trust Fund.

7.2
Securities Transactions. The Trustee may acquire Stock in the open market or from the Company or any other person, including a party in interest as defined under ERISA Section 3(14). No commission will be paid in connection with the Trustee's acquisition of Stock from a party in interest. Neither the Company, nor the Committee, nor any Trustee have any responsibility or duty to time any transaction involving Stock in order to anticipate market conditions or changes in Stock value. Neither the Company, nor the Committee nor any Trustee have any responsibility or duty to sell Stock held in the Trust Fund in order to maximize return or minimize loss.

7.3
Reserve Fund. The portion of the Trust not invested in Stock, or diversified pursuant to Participant elections pursuant to Section 6.2, is referred to as the Reserve Fund. The Reserve Fund will be invested by the Trustee in its discretion. The Reserve Fund may be used to convert Stock to cash in Accounts of Participants who are receiving cash distributions, to repurchase Stock following exercise of a Participant's put option, to pay Plan expenses, to exercise rights under Section 5.4(c), and for other purposes as directed by the Committee. The amount to be maintained in the Reserve Fund will be determined by the Committee and communicated to the Trustee in writing. As of each Valuation Date, the Committee will determine the net gain or loss, after adjustment for applicable expenses, if any, in the Reserve Fund since the immediately preceding Valuation Date. The net gain or loss of the Reserve Fund will be apportioned to each Participant's Account. The apportionment will be in the same proportion as the following for the Participant bears to the total of the following for all Participants:

(a)
The balance of the Participant's Account as of the immediately preceding Valuation Date, determined after allocation as of such Valuation Date of Employer Contributions and the net gain or loss of the Reserve Fund; and

(b)
A reduction to reflect any distributions from the Participant's Account, which were made after the allocation of net gain or loss of the Reserve Fund as of the immediately preceding Valuation Date.

  The result of this allocation of net gain or loss of the Reserve Fund may be expressed in dollars and cents, or shares and fractional shares of Stock having the same value as such dollars and cents on the date as of which the allocation is made. However, conversion to full and fractional shares of Stock will be made only to the extent necessary to reflect actual purchases from the Reserve Fund of Stock allocated to the Accounts of Participants who are receiving cash distributions.

7.4
Registration of Distributed Shares of Employer Stock. Although Employer Stock shall be registered to the extent required by law, Stock distributed by the Trustee may be restricted as to sale or transfer of such shares or other securities under federal and state securities laws, which restrictions would be similarly applicable to all Stock of the same class. This section shall not require Participants to sell the Stock to the Employer or the Trustee, but is imposed to comply with the rules and regulations of the United States Securities and Exchange Commission.

7.5
Rights, Options, and Restrictions on Stock. If Stock is distributed to a Participant from the Participant's Account at a time when it is not readily tradable on an established securities market within the meaning of Code Section 409(l), then the provisions of this section apply.

(a)
Right of First Refusal. Any shares of Stock distributed to a Participant from his or her Account are subject to a "right of first refusal." The right of first refusal must provide that, before any subsequent transfer, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at the then fair market value. A bona fide written offer from an independent prospective buyer is deemed to be the fair market value of the Stock for this purpose. The Company and the Committee (on behalf of the Trust) have a total of 14 days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company may require that a Participant entitled to a distribution of Stock execute an appropriate stock restriction agreement (evidencing the right of first refusal) before receiving a certificate for Stock.

  (b)
  Put Option. The Company will issue a "put option" to any Participant who receives a distribution of Stock. The put option must permit the Participant to sell the distributed Stock to the Company at any time during two option periods, at the fair market value of the shares. The first put option period is for at least 60 days beginning on the date of distribution. The second put option period is for at least 60 days beginning after the new determination of the fair market value of Stock by the Committee (and notice to the Participant) in the following Plan Year. The put option must provide that if the Participant exercises the put option, the Company, or the Plan if the Plan so elects, will repurchase the Stock as follows:

  (1)
  If the distribution is a total distribution, payment of the fair market value of a Participant's distributed Stock will be made either in a single sum or substantially equal annual installments over a period of time not longer than five years at the discretion of the Committee. The first installment will be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

  (2)
  If the distribution is not a total distribution, the Plan will pay the Participant an amount equal to the fair market value of the Stock repurchased no later than 30 days after the Participant exercises the put option.

7.6
Voting and Other Rights. All voting, tender and other similar rights with respect to the Stock allocated to the Participant's Accounts shall be exercised exclusively by the Committee, or by the Trustee, as directed by the Committee.

  In the event the Stock becomes not readily tradable on an established public market, full and fractional shares of Stock allocated to a Participant's Account will be voted by the Trustee according to the Participant's instructions with respect to any corporate matter that involves the voting of such shares in accordance with Code Section 409(e). The Trustee will not vote shares of Stock allocated to Participants' Accounts for which instructions are not received from Participants. Stock contributed to or acquired by the Plan that is not yet allocated will be voted by the Trustee according to the Committee's instructions with respect to any corporate matter that involves the voting of such shares. Shareholder rights, other than voting rights, which can be exercised by Participants may be passed through to Participants and exercised in a similar manner to voting rights or will be exercised in such other manner as is legally required.

* * * * * * End of Article 7 * * * * * *

ARTICLE 8.
COMMITTEE

8.1
Appointment, Vacancies and Removal. The Plan Sponsor shall appoint the Committee, which shall have at least two members. A member's appointment to the Committee shall terminate upon such member's termination of employment or other service relationship with the Plan Sponsor. Vacancies due to resignation, death, removal, or other causes shall be filled by the Plan Sponsor. The Plan Sponsor's Board of Directors shall be entitled to remove the Committee or any member thereof at any time, with or without cause. Each member of the Committee may resign at any time upon written notice to the Plan Sponsor. The Committee shall be a "named fiduciary" as that term is defined in ERISA. The Committee may appoint any person or entity to serve in more than one fiduciary capacity.

8.2
Action of the Committee. The rights, duties, and functions of the Committee with respect to the operation, administration, and management of the Plan shall be those defined in this Plan. The Committee may adopt such procedures it deems desirable for the conduct of its affairs and may act by majority agreement of its members, taken either at a meeting or in writing without a meeting. The Committee shall have the right to authorize any individual to execute any document, documents, or class of documents or to take other action or types of action on behalf of the Committee. If the Committee so authorizes any individual, the Committee shall notify the Trustee in writing of such authorization and the name or names of the individuals so designated. The Trustee shall be entitled to rely on such authorization until it is revoked in writing by the Committee.

8.3
Information Provided to Committee. The Committee shall determine the status of Employees for the purposes of the Plan on the basis of information furnished it by the Employer. The Employer shall provide information sufficient for the Committee to properly perform its duties. The information to be provided shall include, without limitation, an Employee's name, address, age, birth date, Social Security number, Dates of Employment and Reemployment, Compensation, Hours of Service earned each Plan Year, completion of one Year of Eligibility Service, Years of Vesting Service and Employer contributions.

8.4
Powers and Duties. The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Plan Sponsor, the Board of Directors or the Trustee. Not in limitation, but in amplification of the powers and duties specified in this Plan, the Committee shall:

(a)
Administration. Have all powers to administer the Plan, within its discretion, other than the power to invest or reinvest the assets of the Plan; such powers having been delegated to the Trustee pursuant to the Trust Agreement.

(b)
Interpretation. Have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan, including the power to construe and interpret the Plan; to decide all questions relating to an individual's eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; to make such adjustments which it deems necessary or desirable to correct any arithmetical or accounting errors; to determine the amount, form and timing of any distribution to be made hereunder. Benefits under this Plan will be paid only if the Committee decides in its sole discretion that the individual is entitled to such benefits.

(c)
Reconciliation. Correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as the Committee shall deem necessary to carry out the purposes of this Plan.

  (d)
  Factual Determinations. Have fact finder discretionary authority to decide all facts relevant to the determination of eligibility for benefits or participation; have the discretion to make factual determinations as well as decisions and determinations relating to the amount and manner of allocations and distribution benefits; and in making such decisions, be entitled to, but need not rely upon, information supplied by a Participant, Beneficiary, or representative thereof.

  (e)
  Rules and Procedures. Have total and complete discretion to adopt, publish, and enforce such rules and regulations as the Committee shall deem necessary and proper for the efficient administration of the Plan.

  (f)
  Funding Policy.

  (1)
  Determine whether the Plan has a short-term need for liquidity or whether liquidity is a long-term goal and investment goal is a more current need.

  (2)
  Determine the Plan's short-term and long-term financial and investment needs and regularly communicate these requirements to the Employer, the Trustee and any other appropriate entities or persons so that funding and investment policies can be coordinated with the Plan's needs.

  (g)
  Qualified Domestic Relations Orders. Have full and complete discretion to determine whether a domestic relations order constitutes a qualified domestic relations order and whether the putative alternate payee otherwise qualifies for benefits hereunder (as such terms are defined by Code Section 414(p)).

  (h)
  Appointment of Trustee. Have the authority to appoint and remove the Trustee; to direct the Trustee with respect to the investment, sale, reinvestment, and management of Plan assets including, without limitation, to appoint an investment manager or managers and to communicate to the Trustee any elections made by a Participant as to the investment and management of such Participant's account; to direct the Trustee to make payment of any benefits as they become payable under the Plan; to decide all questions submitted by the Trustee on all matters necessary for it properly to discharge its powers, duties and obligations; to enter into a Trust agreement with the Trustee setting forth the powers, duties and obligations of the Trustee.

  (i)
  Stock. To direct the Trustee in all actions or decisions with respect to Stock. Without limiting the foregoing, the Committee shall have the power to direct the Trustee to sell, purchase or hold Stock, and to direct the Trustee's voting of Stock (except to the extent Participants and Beneficiaries have properly exercised any pass-through voting rights).

  (j)
  Review Agents, Fiduciaries. Establish and maintain procedures for review of the performance of persons to whom functions are delegated under any provision of this Plan. This review may consist of day to day supervision, periodic formal review, a combination of the two, or such other procedures as the Committee shall deem prudent and appropriate under the circumstances.

  (k)
  Reporting and Disclosure.

  (1)
  Cause to be prepared and filed with the appropriate governmental authorities such reports, documents, registration statements, and income tax returns as may from time to time be required under applicable federal or state law, including, but not limited to, annual reports; terminal and supplementary reports; annual registration statements and notifications of changes in status; and annual information returns.

    (2)
    Furnish to each Participant covered under the Plan and to each Beneficiary after such Participant becomes eligible to participate or, in the case of a Beneficiary, begins to receive benefits, a summary plan description, and, at appropriate times, such summary descriptions of modifications or changes and updated summary plan descriptions as are required by law; summary annual reports and statements indicating the total Accrued Benefit of such Participant or Beneficiary and the portion of such benefits that has become nonforfeitable; and such other reports and information as may from time to time be required by applicable law.

    (3)
    Make available at reasonable hours to each Participant and Beneficiary a copy of the Plan, the plan description, the latest annual report, and such of its records as may pertain to the assets held by the Trustee for the benefit of such Participant or Beneficiary.

    (4)
    Maintain records sufficient to enable the Committee adequately to fulfill its duties under this Plan and applicable law, and preserve such records for a period of not less than six years after the filing date of the documents based on information that such records contain.

    (5)
    Nothing in this Plan shall be interpreted to require reporting or disclosure from which the Plan, the Employer, the Committee, or the Trustee is exempt under any applicable federal or state law, regulation, or administrative ruling.

  The Committee's decision in such matters shall be binding and conclusive as to all parties.

8.5
Compensation and Expenses. The Committee shall serve without compensation, but all expenses of or relating to the Committee shall be paid by the Employer if not paid by the Plan.

8.6
Employment of Agents. The Committee shall have the right to employ such agents, clerical and other services, and such lawyers and accountants as may be necessary for the purpose of administering the Plan. The Committee shall have the right to employ the Trustee to perform clerical and other services. Such costs may be paid for out of the assets of the Plan and shall in such case constitute an operating expense of the Plan.

8.7
Bonding. The Committee shall cause to be secured bonding in such amounts as may be required by ERISA and regulations adopted under ERISA. Such bonding shall be paid for by the Employer.

8.8
Reliance on Information Provided. The Committee shall be entitled to rely upon any information furnished by the Employer. If any Employee or Beneficiary believes that an error has been made in the information relating to the Employee or in any determination made by the Committee on the basis of such information, the Employee or Beneficiary shall have the right to file a claim for review under the provisions of Section 8.9.

8.9
Claims Procedure. If a claim is filed by a Participant or a Beneficiary, the following provisions shall apply:

(a)
A claim shall mean a request for the grant or enforcement of rights under this Plan to which a Participant or a Beneficiary is entitled. A claim is deemed filed when a written communication is made by a Participant, a Beneficiary, or a duly authorized representative of either, to the Committee or to the Committee's representative designated for such purpose.

(b)
The recipient of the communication shall notify the Committee that a claim has been filed and the Committee shall within a reasonable period of time not to exceed 60 days grant or deny the claim.

  (c)
  If the claim is denied in whole or in part, notice of such decision shall be given to the Participant or Beneficiary. The notice shall set forth in a manner calculated to be understood by the Participant or Beneficiary the following:

  (1)
  the specific reason or reasons for the denial;

  (2)
  a specific reference to pertinent Plan provisions on which the denial was based;

  (3)
  a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and an explanation of why such material or information is necessary; and

  (4)
  an explanation of the Plan's claim review procedure.

  (d)
  The claimant shall have up to 90 days after receipt of the notice of denial to file with the Committee a request for review of a denied claim. In connection with the review of the denied claim, the Participant, Beneficiary, or duly authorized representative shall be entitled to inspect pertinent documents and submit issues and comments in writing. The review of the decision shall be a full and fair review by the Committee and shall be made promptly and not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of a request for review. The decision on review shall be made in writing, shall include specific reasons for the decision written in a manner calculated to be understood by the Participant or Beneficiary, and shall set forth specific references to the pertinent Plan provisions on which the decision is based.

8.10
Exhaustion of Remedies; Limitation of Actions. In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under Section 8.9 must be exhausted before legal recourse of any type is sought. No legal action at law or in equity may be filed against the Plan, the Plan Sponsor, any Participating Employer, the Committee or its delegate relating to any dispute over benefits under this Plan more than one year after the Committee or its delegate has made a final decision under the claims review process described in Section 8.9.

8.11
Liability and Indemnification. Subject to the provisions of Section 8.9, the decisions of the Committee made in good faith on any matter within the scope of the Committee's authority shall be final and, to the extent permitted by law, shall not give rise to any liability to any person. The Committee at all times shall act in a uniform and nondiscriminatory manner and according to uniform principles of interpretation and administration.

  The Employer shall assume no obligation or responsibility to any of its Employees, Participants, or beneficiaries for any act of, or failure to act, on the part of the Trustee or the Committee. The Employer shall indemnify and hold harmless every person acting in the capacity of the Committee from and against any and all loss resulting from liability to which the Committee may be subjected by reason of any act or conduct (except willful misconduct) in its official capacities in the administration of this Trust and Plan, including all expenses reasonably incurred in its defense, in case the Employer fails to provide such defense. Furthermore, the Committee and the Employer may execute an agreement further delineating the indemnification agreement of this section if the agreement is consistent with and does not violate ERISA. Nothing in this instrument shall be construed to prohibit the Plan, the Employer, or the Committee from insuring against liability.

8.12
Investment Managers. The Committee shall have the right to appoint an investment manager or managers and to enter into and execute investment management agreements to provide for the investment or reinvestment of the Fund or of designated parts of the Fund with such other provisions incorporated in the investment management agreements as may be deemed desirable by the Committee for the proper management of the Fund. Any such investment manager shall be qualified to act as such under the provisions of ERISA Section 3(38). Each investment manager shall confirm to the Committee and the Trustee in writing that such investment manager is a fiduciary with respect to the Plan. The action of the Committee in making any appointment of an investment manager and in entering into any investment management agreement shall constitute the carrying out of a procedure for allocation of fiduciary responsibility for investments to the investment manager appointed by the Committee in accordance with ERISA Section 405(c) with respect to all trust assets that are made subject to the investment management agreement.

8.13
Abstention on Matters Affecting Individual Member. A member of the Committee who is also a Participant shall not vote or act on any matter relating solely to such member.

* * * * * End of Article 8 * * * * * *

ARTICLE 9.
TRUST AGREEMENT

9.1
Establishment and Acceptance of Trust. This Trust Agreement is made by and between the Employer and the Trustee. The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed by the Trust. All right, title, and interest in and to the Trust Fund shall at all times be vested exclusively in the Trustee. The Trustee shall accept its appointment by executing the Plan and Trust executed by the Employer, or by executing a written acceptance of the office of Trustee. If more than two Trustees are appointed by the Employer, the decision of a majority of the Trustees shall control with respect to any decision regarding the administration or investment of the Trust Fund.

9.2
Bond. The Trustee shall provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

9.3
Investment of Trust Funds. Any cash received by the Trustee for the Account of any Participant or credited to the Account of any Participant shall be invested primarily in Stock. Subject to the direction of the Committee, the Trustee is authorized to invest and hold up to 100% of the Trust assets in Stock. The Trust may purchase Stock from the Employer or from any other source, and such Stock may be outstanding, newly issued or treasury securities. All such purchases shall be made at no more than fair market value. The determination of fair market value shall be in accordance with Section 5.6, unless regulations subsequently promulgated under ERISA Section 3(18) provide otherwise, in which case a determination of fair market value shall be made in accordance with such regulations.

  Any cash received by the Trustee may be applied to purchase Stock. If the Committee fails to instruct the Trustee as to the manner in which the funds held in the Trust Fund should be invested, then the Trustee may invest the entire Trust Fund in a savings account, certificates of deposit, money market funds or any other similar investment, including depositing such cash with the Trustee bank if a bank serves as Trustee hereunder, or any other permitted investment, other than Stock, provided such investment or the retention of such investment, is prudent under all the facts and circumstances then prevailing.

  The application of this section shall be subject to subject to Participants' diversification elections pursuant to Section 6.2.

9.4
Receipt of Contribution. The Trustee shall hold in the Trust Fund all amounts received by the Trustee and designated in writing as contributions to the Trust Fund. All contributions so received together with any income or other increment realized by the Trust Fund shall be invested and administered by the Trustee in accordance with the terms of this Article. The Trustee shall have no responsibility or power with respect to the calculation or collection of any contributions to the Plan for the Employer.

9.5
Payments from the Trust Fund. Payments from the Trust Fund shall be made by the Trustee to such persons, in such manner, at such times, and in such amounts as the Committee shall specify in written instructions to the Trustee. The Committee shall have the sole authority to direct the Trustee to make payments from the Trust Fund. The Committee shall act in its good faith discretion pursuant to its powers and duties set forth in the Plan. The Trustee shall have no obligation to inquire whether any payee or distributee is entitled to any payment, whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution.

  The Trustee may make distributions under the Plan in cash or Stock, or partly in each, at its fair market value as determined by the Trustee. If any check in payment of a benefit under the Plan which had been mailed by regular U.S. Mail to the last address of the payee as furnished to the

  Trustee by the Committee is returned unclaimed, the Trustee shall so notify the Committee and shall discontinue further payments to such payee until it receives further instructions from the Committee.

9.6
Exclusive Benefit. Except as the Plan permits the return of Employer contributions, it shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries, except that payment of taxes and administrative expenses may be made from the Trust Fund. The Trustee shall discharge its duties under this Article solely in the interest of the Participants of the Plan and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, all in accordance with the provisions of this article insofar as they are consistent with the provisions of ERISA.

9.7
Trustee Investment Powers. Subject to Section 9.3, the Trustee shall have full discretion and authority with regard to the investment and management of the Trust Fund, except with respect to a Plan asset under the control or direction of an Investment Manager properly appointed in accordance with Sections 8.12 and 9.9, or with respect to a Plan asset subject to Employer direction of investment, or with respect to a Plan asset which is subject to Committee direction of investment. The Trustee shall coordinate its investment policy with Plan financial needs as communicated to it by the Committee. Subject to the powers of the Committee as set forth in Article 8, the Trustee is authorized and empowered, without previous application to, or subsequent ratification of, any court, tribunal, or commission, or any federal or state governmental agency, but not by way of limitation:

(a)
Types of Investments. To invest any part or all of the Trust Fund in any common or preferred stocks or other securities, open-end or closed-end mutual funds (including the investment of up to 100% of the Trust Fund in Stock), United States retirement plan bonds, corporate bonds, notes, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes, other direct or indirect obligations of the United States government or its agencies, certificates of deposits or savings accounts in a bank or other savings institution supervised by the United States or a state, improved or unimproved real estate or interests in real estate situated in the United States, limited partnerships, insurance contracts of any type, annuities, endowment contracts, mortgages, notes, or other property of any kind, real or personal, including shares or certificates of participation issued by regulated investment companies or regulated investment trusts, shares or units of participation in qualified common trust funds, in qualified pooled funds, or in pooled investment funds of an insurance company qualified to do business in the state, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, as a prudent man would do under like circumstances with due regard for the purposes of this Plan and any investment made or retained by the Trustee in good faith shall be proper but shall be of a kind constituting a diversification considered by law suitable for trust investments.

(b)
Cash. To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest, including, if a bank is acting as Trustee, specific authority to invest in any type of deposit of the Trustee at a reasonable rate of interest or in a common trust fund (the provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Code Section 584 which the Trustee (or an affiliate of the Trustee, as defined in Code Section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as Trustee and which conforms to the rules of the Comptroller of the Currency.

9.8
Trustee Powers, Rights and Duties. Except as otherwise required by law, no party dealing with the Trustee shall have any obligation to inquire into the authority of the Trustee or into the application by the Trustee of any funds or other property transferred to the Trustee. The decisions of the Trustee in the exercise of any of its powers or the carrying out of any of its responsibilities shall be final and conclusive as to all persons for all purposes, to the extent permitted by law. Subject to the powers of the Committee as set forth in Article 8, the Trustee shall have all the powers necessary or advisable to carry out the provisions of the Trust and all inherent, implied, and statutory powers now or subsequently provided by law, including, but not by way of limitation, but in amplification of the powers and duties specified in the provisions of the Trust, the Trustee shall:

(a)
Title. Have the authority to cause any securities or other property to be registered and held in its name as Trustee, or in the name of one or more of its nominees, without disclosing the fiduciary capacity, or to keep the same in unregistered form payable to bearer.

(b)
Investment. Have the authority to manage, sell, contract to sell, grant options to purchase, convey, exchange, pledge, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, encumber, mortgage, deed in trust, or use any other form of hypothecation, or otherwise deal with the whole or any part of the Trust Fund on such terms and for such property or cash, or part cash and credit, as it may deem best; to retain, hold, maintain, or continue any securities or investments that it may hold as part of the Trust Fund for such length of time as it may deem advisable; and generally, in all respects, to do all things and exercise each and every right, power, and privilege in connection with and in relation to the Trust Fund as could be done, exercised, or executed by an individual holding and owning such property in absolute and unconditional ownership.

(c)
Legal Matters. Have full and complete discretion to abandon, compromise, contest, and arbitrate claims and demands; to institute, compromise, and defend actions at law (but without obligation to do so unless indemnified to the Trustee's satisfaction).

(d)
Equity Rights. Have the authority to vote in person or by proxy any shares of stock held in the Trust Fund in the manner directed by the Committee (or the Participants at a time when the Stock is not readily tradable on an established public market); to participate in any voting trusts; to participate in and to exchange securities or other property in reorganization, liquidation, or dissolution of any corporation, the securities of which are held in the Trust Fund in the manner directed by the Committee; to exercise the sale of stock subscriptions or conversion rights in the manner directed by the Committee.

(e)
Insurance Contracts. Have the authority to execute the application for any insurance contract to be applied for under the Plan; to pay from the Trust Fund premiums, assessments, dues, charges, and interest to acquire or maintain any insurance contracts held in the Trust Fund; to collect and receive all dividends or payments of any kind payable under any insurance contracts held in the Trust Fund or to leave the same with the issuing insurance company; and to exercise any other power or take any other action permitted under any insurance contract held in the Trust Fund.

(f)
Reporting. File all tax returns required of the Trustee.

(g)
Disputed Property. Retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

  (h)
  Coordination with Investment Manager. Comply as promptly as possible with any investment direction given by an investment manager. The Trustee shall not be liable for the acts or omissions of any investment manager appointed by the Committee, nor have any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed investment manager or to question any written investment direction by a properly appointed investment manager.

  (i)
  Other Tasks. Perform any and all other acts in its judgment or in the judgment of the Committee to be necessary or appropriate for the proper and advantageous investment, management, administration, and distribution of the Trust.

  (j)
  Fiduciary Standards. Act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

9.9
Investment of the Trust Fund. Investments of the Trust Fund (other than Stock) shall be diversified to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so. The Trustee or Investment Manager shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

9.10
Records and Accounts. The Trustee shall keep all such records and accounts which may be necessary in the administration and conduct of this Trust. Upon written request from the Trustee, the Employer or Committee shall furnish the Trustee in writing with information specified in any such request and necessary or appropriate in connection with any of the Trustee's responsibilities or powers (including, without limitation, the names, addresses, and specimen signatures of all parties authorized to furnish instructions or notices to the Trustee). The Trustee's records and accounts shall be open to inspection by the Employer and the Committee at all reasonable times during business hours, and may be audited from time to time by any person or persons as the Employer or Committee may specify in writing. After the close of each Plan Year, the Trustee shall provide the Committee a statement of assets and liabilities of the Trust Fund for such year. The Trustee shall furnish the Committee any additional information relating to the Trust Fund that the Committee requests.

  All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund. Separate accounts or records may be maintained for operational or accounting purposes, but no such account or record shall be considered as segregating any funds or property from any other funds or property contained in the commingled fund, unless specifically designated as a segregated investment Account.

9.11
Fees and Expenses. A Trustee shall be entitled to receive reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of its duties under the Trust. However, no Trustee who already receives full-time pay from the Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred. All compensation and expenses shall be paid by the Plan, unless the Employer, in its discretion, elects to pay all or any part of Trustee compensation or recurring administrative or overhead expenses. The Committee shall not treat any fee or expense properly paid, directly or indirectly, by the Employer as a Employer contribution.

9.12
Change of Trustee. A Trustee may be removed by the Employer at any time upon 30 days' written notice to the Trustee, or on such shorter notice as may be agreed to by the Employer and the

  Trustee. A Trustee may resign at any time upon 30 days' written notice to the Employer, or on such shorter notice as may be agreed to by the Employer and the Trustee.

  Upon such removal or resignation, the Employer shall appoint a successor Trustee and the successor Trustee shall have the same powers and duties as those conferred upon the predecessor Trustee. If the Employer fails to appoint a successor Trustee within 60 days of removal or resignation of the Trustee, the Employer shall be treated as having appointed itself as Trustee and as having executed its acceptance of appointment. Each successor Trustee shall succeed to the title of the Trust Fund vested in its predecessor upon the successor Trustee's written acceptance of the office of Trustee. The resigning or removed Trustee, upon receipt of acceptance in writing by the successor Trustee, shall execute all documents and do all acts necessary to vest the title of record in the successor Trustee. No successor Trustee shall be liable for the acts or omissions of any prior Trustee which occurred prior to the successor Trustee's acceptance of office, or be obliged to examine the accounts, records, or acts of any prior Trustee.

  In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to another corporation, state or federal, the corporation resulting from such conversion, merger, or consolidation, or the corporation to which such sale or transfer shall be made, shall thereupon become and be the Trustee under this Article with the same effect as though originally so named.

* * * * * * End of Article 9 * * * * * *

ARTICLE 10.
TOP-HEAVY PROVISIONS

10.1
Definitions. For purposes of this Article, the following terms shall have the following meanings.

(a)
Determination Date shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(b)
Key Employee shall mean—

(1)
For Plan Years beginning on or after January 1, 2002, any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was (i) an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), (ii) a 5% owner of the Employer, or (iii) a 1% owner of the Employer having annual compensation of more than $150,000.

(2)
For Plan Years beginning before January 1, 2002, any individual who is eligible to be a participant in a plan sponsored by the Employer and who, at any time during the Plan Year or any of the four preceding Plan Years, has been (i) an officer of the Employer having annual compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A); (ii) one of the ten Employees having annual compensation from the Employer of more than the amount in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interest in the Employer; (iii) a 5% owner of the Employer; or (iv) a 1% owner of the Employer having annual compensation from the Employer of more than $150,000. Key Employee shall also mean the beneficiaries of any such individual. No more than fifty Employees, or, if lesser, the greater of three Employees or 10% of the Employees, shall be treated as officers.

    The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the regulations and other guidance of general applicability issued thereunder. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3) without application of the Code Section 401(a)(17) limit.

  (c)
  Non-Key Employee shall mean any Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee, without regard to the Hours of Service or Compensation earned by such Employee during the Plan Year.

  (d)
  Permissive Aggregation Group shall mean the Required Aggregation Group combined with any other plan maintained by the Employer, provided that the resulting combination group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 once such other plan is taken into account. The Committee shall determine which plan or plans maintained by the Employer shall be taken into account in determining the Permissive Aggregation Group.

  (e)
  Required Aggregation Group shall mean (i) each plan of the Employer in which a Key Employee is a participant, and (ii) each other plan of the Employer that enables any plan described in clause (i) to meet the requirements of Code Section 401(a)(4) or 410.

10.2
Determination of Top-Heavy Status. This Plan shall be deemed to be a "Top-Heavy Plan" within the meaning of Code Section 416(g) if, as of the Determination Date, either the aggregate of the Accrued Benefits of Key Employees under the Plan exceeds 60% of the aggregate of the Accrued Benefits of all Eligible Employees under the Plan, or the Plan is part of a Required or Permissive Aggregation Group and the Required or Permissive Aggregation Group is determined to be a Top-Heavy Plan after application of the same test. This Plan shall not be considered a Top-Heavy

  Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group that is not a Top-Heavy Plan.

  (a)
  Determination Percentage. The top-heavy determination percentage shall be derived by the Committee as of the Determination Date by dividing (i) the sum of the Accrued Benefits of Key Employees under this Plan (plus the aggregate present value of cumulative accrued benefits for Key Employees under a defined contribution or defined benefit plan that is part of a Required or Permissive Aggregation Group) by (ii) a similar sum determined for all Eligible Employees.

    For Plan Years beginning on or after January 1, 2002, for purposes of determining the Accrued Benefit of any Employee (or the present value of the cumulative accrued benefit for any Employee in a defined contribution or defined benefit plan), such Accrued Benefit or present value shall be increased by the aggregate distributions from such plans made with respect to such Employee during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

    For Plan Years beginning before January 1, 2002, for purposes of determining the Accrued Benefit of any Employee (or the present value of the cumulative accrued benefit for any Employee in a defined contribution or defined benefit plan), such Accrued Benefit or present value shall be increased by the aggregate distributions made from such plans with respect to such Employee during the 5-year period ending on the Determination Date.

  (b)
  Look-Back Period. If any Employee is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, such Employee's Accrued Benefit (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan.

    For Plan Years beginning on or after January 1, 2002, if an Employee has not performed any services for the Employer at any time during the 1-year period ending on the Determination Date, such Employee's Accrued Benefit (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for the purposes of determining whether the Plan is a Top-Heavy Plan.

    For Plan Years beginning before January 1, 2002, if an Employee has not performed any services for the Employer at any time during the 5-year period ending on the Determination Date, such Employee's Accrued Benefit (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for the purposes of determining whether the Plan is a Top Heavy Plan.

10.3
Change in Vesting Schedule. To the extent the vesting provisions of Article 3 are not more generous, if this Plan is deemed a Top-Heavy Plan for a Plan Year, then the vesting rules in

  Article 3 shall be replaced for such Plan Year and all subsequent Plan Years with the following vesting schedule:

Full Years of Vesting Service at Date of Termination	Percentage Nonforfeitable
Less than 2 years	0%
2 years and less than 3 years	20%
3 years and less than 4 years	40%
4 years and less than 5 years	60%
5 years and less than 6 years	80%
6 years or more	100%

  A shift to a new vesting schedule under this section is an amendment to the vesting schedule and is subject to Section 11.5.

10.4
Minimum Contribution. For any Plan Year in which the Plan is a Top-Heavy Plan, the Employer shall contribute to the Account of each non-Key Employee an amount equal to (a) the lesser of (1) 3% of the non-Key Employee's Compensation or (2) the largest percentage of Compensation contributed on behalf of any Key Employee for such Plan Year (determining such largest percentage by taking into account all contributions made by the Employer pursuant to Article 4) minus (b) any Employer contribution for such Plan Year for such non-Key Employee that may have been made as of the Determination Date.

  The minimum contribution shall be made on behalf of each Participant who is a Non-Key Employee regardless of whether the Non-Key Employee has attained any minimum level of Service for accrual purposes or Compensation for the Plan Year.

  If any Participant in this Plan is also covered by another defined contribution plan or defined benefit plan sponsored by the Employer, then for each year this Plan is a Top-Heavy Plan, the Participant's receipt of a minimum guaranteed benefit under the other defined contribution plan or the defined benefit plan in accordance with Code Section 416(c)(1) shall satisfy the minimum contribution requirement.

10.5
Top-Heavy Annual Additions Limit. If, during any Plan Year beginning prior to January 1, 2000, an Employee participates in both a defined benefit plan and a defined contribution plan maintained by the Employer and such plans are Top-Heavy Plans, the Committee shall calculate the denominators of the defined benefit plan fraction and defined contribution plan fraction under Code Section 415(e)(2)(B) and (3)(B) by substituting "1.0" for "1.25." This Section shall not apply if (i) this Plan would satisfy the minimum benefit requirement of Section 10.3 if "4%" were substituted for "3%" each place "3%" appears in Section 10.3 and (ii) this Plan would not be a Top-Heavy Plan as determined under Section 10.2 if "90%" were substituted for "60% each place "60%" appears in Section 10.2.

* * * * * * End of Article 10 * * * * * *

ARTICLE 11.
AMENDMENT, TERMINATION, AND MERGER

11.1
Right to Amend Plan. The Plan Sponsor, by resolution of the Board of Directors, reserves the right at any time and from time to time to modify, suspend, amend, terminate, or merge the Plan in whole or in part (including the provisions relating to contributions) by means of a writing executed by its President or by the Chair of its Board of Directors, a copy of which modification, suspension, amendment, termination, or merger shall be delivered to the Trustee and the Committee.

  The Committee shall have the right to amend this Plan at any time and from time to time if such amendment is necessary to retain the Plan's qualified status under Code Sections 401(a) and 409 or to comply with ERISA or if such amendment will not result in any material increase in the benefits provided under or the cost of maintaining the Plan.

  Any such amendment by the Plan Sponsor or the Committee may be made retroactively effective to the extent permitted by applicable law.

  Provided, however, that the Plan Sponsor shall have no power to modify, suspend, amend, terminate, or merge the Plan in a manner as will cause or permit any part of the Trust Fund to be diverted to purposes other than the exclusive benefit of Participants, or their beneficiaries, or as will cause or permit any portion of the Trust Fund to revert to or become the property of any Employer; and provided further that no amendment to this Plan shall be adopted that shall have the effect of rendering the nonforfeitable percentage of a Participant's Accrued Benefit, determined as of the later of the date such amendment is adopted or the date such amendment becomes effective, less than such nonforfeitable percentage computed without regard to such amendment. Each amendment or action to terminate all or any portion of the Plan shall be made in writing and shall state the date to which it is either retroactively or prospectively effective.

11.2
Termination: Suspension of Contributions. If the Plan Sponsor decides, in its sole discretion, that it is impossible or inadvisable to continue to make contributions, it shall have the power by appropriate resolution or decision to suspend contributions to the Plan. Suspension shall be a temporary cessation of contributions, which shall not constitute or require a formal termination of the Plan and shall not preclude contributions. After the date of the suspension of contributions, the Plan and Trust shall remain in force. The Committee shall deliver to the Trustee a copy of the Plan Sponsor's resolution to suspend contributions. Notwithstanding anything herein to the contrary, the Plan Sponsor, by resolution of the Board of Directors, upon any termination of the Plan, shall have no obligation or liability whatsoever to make any further payments (including all or any part of any contribution payable prior to the termination of the Plan) to the Trustee, and neither the Trustee, the Committee, nor any Participant, Employee, or other person shall have any right to compel any Employer to make any such payments after the termination of the Plan.

11.3
Termination: Unallocated Funds. In the event the Plan is terminated for any reason, or in the event of complete discontinuance of contributions, any previously unallocated funds shall be used to pay Plan expenses incurred in connection with the termination of the Plan, shall be allocated to the Participants as provided in Section 5.2, or with respect to the unallocated balance held in a suspense account in accordance with Section 4.8(c), shall revert to the Employer to the extent permitted by ERISA and the Code.

11.4
Termination: Accounts Held by Trustee. In the event the Plan is terminated for any reason, or in the event of complete discontinuance of contributions, the Trustee shall hold the entire Accrued Benefit of each Participant for distribution as soon as administratively practicable to the Participant, the Participant's estate, or the Participant's beneficiaries, in accordance with the provisions of Article 6. If a Participant (or a Participant's Beneficiary) cannot be found after all reasonable measures have been taken, the Trustee or Committee may make the distribution to an account (including an interest-bearing savings account) established in the Participant's or Beneficiary's name, as applicable.

11.5
Amendment to Vesting Schedule. If any amendment is adopted to provide a vesting schedule that is less generous than the vesting schedule in effect prior to such amendment, any Participant having at least three Years of Vesting Service as of the last day of the election period shall have the right, at any time during the election period beginning on the date such amendment is adopted and ending 60 days following the latest of (i) the date the amendment is adopted, (ii) the date the amendment becomes effective, or (iii) the date the Participant receives notice of such amendment, to elect in writing to have his or her nonforfeitable percentage computed without regard to such amendment. Such election shall be irrevocable. In the event the amended vesting schedule is more generous than the vesting schedule in effect prior to such amendment, any such Participant described in this section shall be deemed to have elected application of the amended vesting schedule.

11.6
Merger: Continuance of Plan. In the event of a merger, consolidation, reorganization, sale, or other transfer of assets, or other transaction in which a successor in interest (other than the Plan Sponsor itself) takes over and carries on the business of the Plan Sponsor, the successor in interest to the Plan Sponsor may adopt and continue this Plan by written direction to the Trustee, and thereafter shall be deemed to be the Plan Sponsor under this Plan. If no such written direction is given to the Trustee within 120 days after such successor in interest commences carrying on the business of the Plan Sponsor, then the Plan shall be deemed to have terminated as of the effective date of such event.

11.7
Merger: Termination of Plan. In the event of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant shall be entitled, in the event that this Plan is then immediately terminated, to a benefit immediately after the merger, consolidation, or transfer equal to or greater than the benefit the Participant would have been entitled to receive if this Plan had been terminated immediately prior to such merger, consolidation, or transfer. However, this Plan shall not merge or consolidate with, and assets will not be transferred from this Plan to any other qualified plan which would require that the Accrued Benefits payable under this Plan in the form of Stock become subject to the requirements of distributions in the form of a qualified joint and survivor annuity or preretirement survivor annuity as a result of such transfer.

* * * * * * End of Article 11 * * * * * *

ARTICLE 12.
PARTICIPATING EMPLOYERS

12.1
Adoption by Other Employers. Any member of the Related Group that the Plan Sponsor designates and declares as eligible to participate in the Plan may adopt and become a party to this Plan and Trust as a Participating Employer, effective as of the date of the applicable participation agreement, subject to the terms and conditions as the Plan Sponsor may prescribe, including but not limited to the following:

(a)
the instruments to be executed and delivered by such member of the Related Group to the Trustee and to the Plan Sponsor;

(b)
the extent to which the Plan Sponsor shall act as agent or representative of such member of the Related Group under the Plan; and

(c)
authorization of the Committee to act for such member of the Related Group and its employees who will become Participants under the Plan.

12.2
Participating Employer Required To Use Same Trust Agreements.The participation of each Participating Employer shall be conditioned on the timely payment by the Participating Employer of its proportional share of premiums, benefits and/or contributions under the Plan, and as required by the Plan Sponsor, on the timely payment by the Participating Employer of its proportional share of expenses resulting from administration of the Plan. Subject to such Participating Employer's right to withdraw from the Plan, the Participating Employer has no power or obligation to amend or consent to any amendment made by the Plan Sponsor, and agrees that such member and its employees shall be bound by all the provisions, conditions, and limitations of the Plan, as amended from time to time, as fully as if the Participating Employer was an original party to the Plan.

12.3
Forfeitures. All forfeitures shall be used to reduce the total required contribution from the Plan Sponsor and any Participating Employer on behalf of Participants of the Plan Sponsor and of any Participating Employers. The total required contributions reduced pursuant to the preceding sentence shall only be those that are made following the event giving rise to such forfeiture.

12.4
Employee Transfers. In the event of a transfer of an Employee between entities participating in the Plan, the transferred Employee shall retain his or her accumulated Service and eligibility. No such transfer shall effect a separation from Service hereunder, and the Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer from whom the Employee was transferred.

12.5
Participating Employer's Contribution. All contributions made by a Participating Employer shall be determined in accordance with this Plan separately by each Participating Employer, but the assets of this Plan shall, on an ongoing basis, be available to pay benefits to all Participants and beneficiaries under the Plan without regard to the Employer which contributed such assets, subject to all of the terms and conditions of this Plan. On the basis of the information furnished by the Committee, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.

12.6
Designation of Agent. Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Committee for the purpose of this Plan, each Participating Employer, by entering into a participation agreement with the Plan Sponsor, irrevocably designates the Plan Sponsor as its agent.

12.7
Committee's Authority. The Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Plan.

12.8
Discontinuance of Participation. Any Participating Employer may withdraw from the Plan effective as of the last day of any Plan Year by giving at least 30 days prior written notice to the Plan Sponsor and the Trustee. Upon any such withdrawal, the Trustee shall value the assets of the Trust Fund as of the Valuation Date that coincides with or next precedes the date of such withdrawal, and the Trustee shall set apart that portion of the Trust Fund, which, as certified by the Committee, is attributable to such withdrawing Participating Employer. The Plan Sponsor shall have the right, in its sole discretion, to discontinue, revoke or otherwise terminate at any time the participation of a Participating Employer.

* * * * * * End of Article 12 * * * * * *

ARTICLE 13.
GENERAL PROVISIONS

13.1
Employer-Employee Relationship. Neither the adoption of the Plan, the establishment of the Trust, any modification of either, the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or any of its officers or employees, the Trustee or the Committee, except as expressly provided for in the Plan and Trust or as modifying in any way the terms of employment of any Participant.

13.2
Exclusive Benefit of Participants. Subject to the further provisions of this section, Employer Contributions under the Plan shall be irrevocably made for the exclusive benefit of the Participants and their beneficiaries and no part of said contributions or earnings thereon shall in any event revert to the Employer, except as otherwise provided herein.

  If a contribution is made in an excessive amount due to a good faith mistake in fact affecting the computation of such contribution, then the amount of such excess may be returned to the Employer, provided that the return is accomplished within one year after the date the mistaken contribution was made.

  With respect to contributions returned pursuant to this section, earnings attributable to the contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be returned. In addition, if the return of contributions pursuant to this section would reduce the Account of any Participant to an amount that is less than the balance that would have been in the Account if the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer shall be limited to avoid such reduction.

13.3
Inalienability. No Participant shall have the right to assign, transfer, encumber, or anticipate the Participant's interest in the Trust Fund, or any payments to be made under this Plan, and no benefits, payments, rights, or interest of a Participant of any kind or nature shall be in any way subject to any legal process to levy upon, garnishee, or attach the same for payment of any claim against a Participant, except as provided in Section 6.8; nor shall any Participant have any right to receive distributions except as they are lawfully made out of the Trust Fund as and when due and payable under the terms of this Plan. Notwithstanding the anything herein to the contrary, to the extent permitted by Code Section 401(a)(13), the benefits payable under this Plan may be offset by an amount set forth in a court order, judgment, consent order, decree or settlement agreement in connection with a breach of fiduciary duty owed to the Plan.

13.4
Incapacity of Participant or Beneficiary. If any Participant or Beneficiary entitled to receive a distribution under this Plan (the "Distributee") is, as determined by the Committee in a uniform and nondiscriminatory manner, unable to apply such distributions to her or her own best interest, whether because of illness, accident or other incapacity (mental, physical or legal), the Committee may, in its sole discretion, direct the Trustee to make distributions in one or more of the following ways:

(a)
directly to the Distributee;

(b)
to the duly appointed legal guardian or conservator of the Distributee;

(c)
to the Spouse of the Distributee;

(d)
to a custodian under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act;

  (e)
  to an adult relative or friend of the Distributee, or to one residing with the Distributee, pursuant to appropriate legal appointment (including durable power of attorney) for the benefit of the Distributee.

  Any such payment shall be a distribution for the account of such Distributee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such Distributee. The Committee's reliance on the written instrument of agency governing a relationship between the Distributee entitled to distribution and the person to whom the Committee directs distribution shall be fully protected as though the Committee made such distribution directly to the Distributee as a competent person. In the absence of actual knowledge to the contrary, the Committee may assume that the instrument of agency was validly executed, that the Distributee was competent at the time of execution and that at the time of reliance, the agency has not been amended or terminated. The decision of the Committee shall be final and binding on all interested parties, and the Committee shall be under no duty to see to the proper application of the funds.

13.5
Expenses. The Plan shall pay all reasonable Plan expenses, including but not limited to expenses of administration and Trustee compensation, unless paid by the Employer.

13.6
Severability. In the event that any provision of this Plan shall be unenforceable, in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Plan, as circumstances require to effectuate the intent of the Employer, and this Plan shall be construed as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein, as the case may be.

13.7
Applicable Law. To the extent not preempted by ERISA or other applicable federal law, the provisions of the Plan shall be construed and administered according to the laws of the State of Colorado.

13.8
Word Usage. Words used in this instrument in the singular shall include the plural and the plural the singular, and words used in the masculine gender shall include the feminine. Capitalized terms shall be deemed to have the meaning given them pursuant to Article 1, or if such term is defined within a section, such meaning given by that section for purposes of that section only.

* * * * * * End of Article 13 * * * * * *

        IN WITNESS WHEREOF, the Plan Sponsor, the Trustees and each of the Participating Employers have caused this amendment and restatement of the Scott's Liquid Gold-Inc. Employee Stock Ownership Plan and Trust Agreement to be executed this 20th day of December, 2001, effective as of January 1, 2001.

SCOTT'S LIQUID GOLD-INC. PLAN SPONSOR
By:	/s/ MARK E. GOLDSTEIN
Title:	Chairman, President and CEO
Date:	December 20, 2001
TRUSTEES
By:	/s/ MARK E. GOLDSTEIN Mark E. Goldstein Chairman, President, CEO
Date:	December 20, 2001
By:	/s/ CAROLYN J. ANDERSON Carolyn J. Anderson Corporate Secretary, Executive Vice President, COO
Date:	December 20, 2001
By:	/s/ JEFFREY R. HINKLE Jeffrey R. Hinkle Vice President—Marketing
Date:	December 20, 2001
By:	/s/ JEFFRY B. JOHNSON Jeffry B. Johnson Treasurer, CFO
Date:	December 20, 2001
PARTICIPATING EMPLOYERS
SLG CHEMICALS, INC.
By:	/s/ CAROLYN J. ANDERSON
Title:	Corporate Secretary, Executive V.P., COO
Date:	December 20, 2001

SLG PLASTICS, INC.
By:	/s/ CAROLYN J. ANDERSON
Title:	Corporate Secretary, Executive V.P., COO
Date:	December 20, 2001
SLG TOUCH-A-LITE, INC.
By:	/s/ CAROLYN J. ANDERSON
Title:	Corporate Secretary, Executive V.P., COO
Date:	December 20, 2001
ADVERTISING PROMOTIONS INCORPORATED
By:	/s/ CAROLYN J. ANDERSON
Title:	Corporate Secretary, Executive V.P., COO
Date:	December 20, 2001
NEOTERIC COSMETICS, INC.
By:	/s/ CAROLYN J. ANDERSON
Title:	Corporate Secretary, Executive V.P., COO
Date:	December 20, 2001

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